                                                                   EXHIBIT 10.30

                           SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE is dated this 3rd day of January 2000 by and between CarrAmerica Realty Corporation, a Maryland corporation ("Landlord") and Concord Camera Corp., a New Jersey corporation ("Tenant")

                                   BACKGROUND


        1. Landlord and Tenant entered into a certain lease dated as of August 12, 1998 (the "Original Lease") pursuant to which Tenant leases from Landlord suite 650-N (the "Original Premises") and located in the building known as Presidential Circle (the "Building") at 4000 Hollywood Boulevard, Hollywood, Florida, 33021.

        2. By the First Amendment dated October 12, 1999 Landlord and Tenant expanded the original premises to include suite 630-N (the "Expansion Space"). The Original Premises and the Expansion Space shall be collectively referred to as the "Premises". The Original Lease and the First Amendment shall be collectively referred to as the "Lease".

AT THIS TIME, Tenant and Landlord wish to expand the Premises and extend the term of the lease.

                                   AGREEMENT

1.      SECOND EXPANSION SPACE:

        Suite 610-N consisting 3,113 rentable square feet (the "Second Expansion Space") located within the Building.

2.      SECOND EXPANSION SPACE COMMENCEMENT DATE:

        June 1, 2000, but if the Second Expansion Space is subject to new construction pursuant to section 5 of this Second Amendment, then the Second Expansion Space Completion Date, as defined therein, if it is later; Landlord and Tenant shall execute a Commencement Date Confirmation for the Second Expansion Space substantially in the form of Appendix E of the Original Lease promptly following the Second Expansion Space Commencement Date.

3.      SECOND EXPANSION SPACE TERMINATION DATE/SECOND EXPANSION SPACE TERM:

        One hundred and twenty (120) months after the Second Expansion Space Commencement Date, or if the Second Expansion Space Commencement Date is not the first day of a month, then one hundred and twenty (120) months after the first day of the following month. The Termination Date, as defined in the Lease for the Premises, shall be extended and shall terminate on the Second Expansion Space Termination Date.

THIS SECOND AMENDMENT TO LEASE is by and between CarrAmerica Realty Corporation, a Maryland corporation ("Landlord") and Concord Camera Corp., a New Jersey corporation ("Tenant")


4.      SECOND EXPANSION SPACE BASE RENT:

        Tenant shall pay Base Rent for the Second Expansion Space according to the same corresponding per square foot rates as Tenant pays for the Original Premises. The schedule of Base Rent per square foot in the Original Lease is as follows:

                       Period                                  Per Square Foot
                       ------                                  ---------------
                                                                  Base Rent
                                                                  ---------
        January 4, 1999 to January 31, 2000                       $   15.70
        February 1, 2000 to January 31, 2001                          16.33
        February 1, 2005 to January 31, 2006                          19.87
        February 1, 2006 to January 31, 2007                          20.66
        February 1, 2007 to January 31, 2008                          21.49
        February 1, 2008 to January 31, 2009                          22.35

        Because the Second Expansion Space Term shall extend beyond that shown in the above schedule, and thus the Original Lease, the Base Rent for the Original Premises, the Expansion Space and Second Expansion Space shall continue to increase at a rate of 4% per annum each anniversary.

5.      OPERATING COST SHARE RENT:

        During the calendar year 1999, Tenant acknowledges that the estimated amount of Operating Costs as referred to in Paragraph 2.B & 2.C of the Original Lease are $9.77 per rentable square foot plus applicable tax. Tenant shall continue to pay Operating Cost Share Rent according to the terms of the Lease for the Original Premises, the Expansion Space and the Second Expansion Space.

6.      TENANT IMPROVEMENTS

        A. INITIAL IMPROVEMENTS. Landlord shall cause to be performed the improvements (the "Initial Improvements") in the Second Expansion Space in accordance with plans and specifications approved by Tenant and Landlord (the "Plans"), which approvals shall not be unreasonably withheld. The Initial Improvements shall be performed at the Tenant's cost, subject to the Landlord's Contribution (hereinafter defined).

        Tenant shall cause the Plans to be prepared by a registered professional architect, and mechanical and electrical engineer(s). Such engineer(s) shall be approved in advance by the Landlord. Prior to close-of-business ten (10) days after full execution and delivery of this Second Amendment to Tenant. Tenant shall furnish the initial draft of the Plans to Landlord for Landlord's review and approval. Landlord shall within two (2) weeks after receipt either provide comments to such Plans or approve the same. Landlord shall be deemed to have approved such Plans if it does not timely provide comments on such Plans. If Landlord provides Tenant with comments to the initial draft of the Plans, Tenant

THIS SECOND AMENDMENT TO LEASE is by and between CarrAmerica Realty Corporation, a Maryland corporation ("Landlord") and Concord Camera Corp., a New Jersey corporation ("Tenant")


shall provide revised Plans to Landlord incorporating Landlord's comments within one week after receipt of Landlord's comments. Landlord shall within one week after receipt then either provide comments to such revised Plans or approve such Plans. Landlord shall be deemed to have approved such revised Plans if Landlord does not timely provide comments on such Plans. The process described above shall be repeated, if necessary, until the Plans have been finally approved by Landlord. Tenant hereby agrees that the Plans for the Initial Improvements shall comply with all applicable Governmental Requirements. Landlord's approval of any of the Plans (or any modifications or changes thereto) shall not impose upon Landlord or its agents or representatives any obligation with respect to the design of the Initial Improvements or the compliance of such Initial Improvements or the Plans with applicable Governmental Requirements.

        Landlord, with consultation of Tenant, shall select a contractor to perform the construction of the Initial Improvements. Such contractor shall be selected by a competitive bid process between three contractors selected by Landlord, with consultation of Tenant. Landlord shall use commercially reasonable efforts to cause the Initial Improvements to be substantially completed, except for minor "Punch List" items, on or before the Second Expansion Space Commencement Date specified in Section 2 of this Second Amendment, subject to Tenant Delay (hereafter defined) and Force Majeure.

        Landlord, or an agent of Landlord, shall provide project management services in connection with the construction of the Initial Improvements and the Change Orders (hereinafter defined). Such project management services shall be performed, at Tenant's cost, for a fee of five percent (5%) of all costs related to the preparation of the Plans and the construction of the Initial Improvements and the Change Orders.

        B. CHANGE ORDERS. If, prior to the Second Expansion Space Commencement Date, Tenant shall require improvements or changes (individually or collectively, "Change Orders") to the Second Expansion Space in addition to, revision of, or substitution for the Initial Improvements, Tenant shall deliver to Landlord for its approval plans and specifications for such Change Orders. If Landlord does not approve of the plans for Change Orders, Landlord shall advise Tenant of the revisions required. Tenant shall revise and redeliver the plans and specifications to Landlord within five (5) business days of Landlord's advice or Tenant shall be deemed to have abandoned its request for such Change Orders. Tenant shall pay for all preparations and revisions of plans and specifications, and the construction of all Change Orders, subject to Landlord's Contribution.

        C. LANDLORD'S CONTRIBUTION. Landlord shall contribute an amount not to exceed $42,959.40 ("Landlord's Contribution") toward the costs incurred for the Initial Improvements and Change Orders. Landlord has no obligation to pay for costs of the Initial Improvements or Change Orders in excess of Landlord's Contribution. If the cost of the Initial Improvements and/or Change Orders exceeds the Landlord's Contribution, Tenant shall pay such overage to Landlord prior to commencement of construction of the Initial Improvements and/or Change Orders.

THIS SECOND AMENDMENT TO LEASE is by and between CarrAmerica Realty Corporation, a Maryland corporation ("Landlord") and Concord Camera Corp., a New Jersey corporation ("Tenant")


        D. COMMENCEMENT DATE DELAY. Second Expansion Space Commencement Date shall be delayed until the Initial Improvements have been substantially completed as evidenced by a certificate of occupancy issued by the appropriate governmental authority (the "Completion Date"), except to the extent that the delay shall be caused by any one or more of the following (a "Tenant Delay"):

        (a) Tenant's request for Change Orders whether or not any such Change Orders are actually performed; or

        (b) Contractor's performance of any Change Orders; or

        (c) Tenant's request for materials, finishes or installations requiring unusually long lead times; or

        (d) Tenant's delay in reviewing, revising or approving plans and specifications beyond the periods set forth herein; or

        (e) Tenant's delay in providing information critical to the normal progression of the project. Tenant shall provide such information as soon as reasonably possible, but in no event longer than one week after receipt of such request for information from the Landlord; or

        (f) Tenant's delay in making payments to Landlord for costs of the Initial Improvements and/or Change Orders in excess of the Landlord's Contribution; or

        (g) Any other act or omission by Tenant, its agents, contractors or persons employed by any of such persons.

        If the Second Expansion Space Commencement Date is delayed for any reason, then Landlord shall cause Landlord's Architect to certify the date on which the Initial Improvements would have been completed but for such Tenant Delay, or were in fact completed without any Tenant Delay.

        E. ACCESS BY TENANT PRIOR TO COMMENCEMENT OF SECOND EXPANSION SPACE TERM. Landlord at its discretion may permit Tenant and its agents to enter the Second Expansion Space prior to the Second Expansion Space Commencement Date to prepare the Second Expansion Space for Tenant's use and occupancy. Any such permission shall constitute a license only, conditioned upon Tenant's:

        (a) working in harmony with Landlord and Landlord's agents, contractors, workmen, mechanics and suppliers and with other tenants and occupants of the Building;

        (b) obtaining in advance Landlord's approval of the contractors proposed to be used by Tenant and depositing with Landlord in advance of any work (i) security satisfactory to Landlord for the completion thereof, and (ii) the contractor's affidavit for the proposed work and the waivers of lien from the contractor and all subcontractors and suppliers of material; and

THIS SECOND AMENDMENT TO LEASE is by and between CarrAmerica Realty Corporation, a Maryland corporation ("Landlord") and Concord Camera Corp., a New Jersey corporation ("Tenant")


        (c) furnishing Landlord with such insurance as Landlord may require against liabilities which may arise out of such entry.

        Landlord shall have the right to withdraw such license for any reason upon twenty-four (24) hours' written notice to Tenant. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's property or installations in the Second Expansion Space prior to the Second Expansion Space Commencement Date. Tenant shall protect, defend, indemnify and save harmless Landlord from all liabilities, costs, damages, fees and expenses arising out of the activities of Tenant or its agents, contractors, suppliers or workmen in the Second Expansion Space or the Building. Any entry and occupation permitted under this Section shall be governed by Section 5 and all other terms of the Lease.

7.      ADDITIONAL PARKING FOR THE SECOND EXPANSION SPACE

        Subject to the terms described in Section 31 of the Original Lease.

        Total Parking Spaces                                 Twelve (12)
        Garage Parking Spaces *                              Four (4)
        Surface Parking Spaces                               Eight (8)

        * Initial monthly rate of $40.00 per parking space.

8.      STATUS OF LEASE

        Landlord and Tenant hereby acknowledge and agree that: (i) as of the date hereof, Landlord has complied with all of the terms and conditions of the Lease, and that Tenant has no rights to any credit, claim, cause of action, offset or similar charge against Landlord, the Base Rent and/or the Additional Rent, each of same, if any, existing as of the date hereof, now being waived by Tenant; (ii) Landlord has fully performed all of its obligations under the Lease and is not obligated to make or pay for any additional tenant improvements except for those tenant improvements specifically set forth in this Second Amendment; (iii) Tenant represents and warrants to Landlord that there are no assignees, sublessees or transferees of the Lease, or any part hereof, or any person or firm (other than Tenant) occupying or having the right in the future to occupy the Original Premises, the Expansion Space, or the Second Expansion Space, or any part thereof; not previously approved by Landlord (iv) Tenant has no right to any credit, claim, cause of action, offset or similar charge against Landlord or against the Rent or any other charges due to Landlord under the Lease; (v) Landlord and Tenant confirm that from the Second Expansion Space Commencement Date until the Second Expansion Space Termination Date, the Original Premises, the Expansion Space and the Second Expansion Space shall consist of 15,182 rentable square feet; the square footage of the Original Premises, Expansion Space, Second Expansion Space and the Building set forth in the this Second Amendment and the Lease are conclusively deemed to be the actual square footage thereof, without regard to any subsequent remeasurement of the Original Premises, Expansion Space, Second Expansion Space or the Building; (vi) Tenant is not entitled to any future rental abatement, concession, credit or reduction; (vii) except for this Second Amendment, the Lease has not been modified in any respect; and (viii) by this Second Amendment the Lease is currently scheduled to terminate on Second Expansion Space Termination Date.

THIS SECOND AMENDMENT TO LEASE is by and between CarrAmerica Realty Corporation, a Maryland corporation ("Landlord") and Concord Camera Corp., a New Jersey corporation ("Tenant")


IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment.

                                        LANDLORD:

                                        CARRAMERICA REALTY CORPORATION,
                                        a Maryland corporation

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Witness                                 By:
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                                        Print Name:
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                                        Title:
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Witness                                 Date:
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                                        TENANT:

                                        CONCORD CAMERA CORP., a New Jersey
                                        corporation

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Witness                                 By:
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                                        Print Name:
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                                        Title:
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Witness                                 Date:
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                                       -6-